United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2011

Community Capital Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-18460	57-0866395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina	29649
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (864) 941-8200

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 26, 2011, Community Capital Corporation ("Community Capital") held a special meeting of shareholders. A total of 8,243,374 shares were present in person or by proxy at the meeting, and the following matters were voted upon and approved by our shareholders at the special meeting:

  the Agreement and Plan of Merger dated as of March 30, 2011 between Park Sterling Corporation and Community Capital, and the transactions contemplated by that agreement (the "Merger");
  an advisory, non-binding vote on "golden parachute" compensation payable under existing agreements that certain Community Capital officers will receive from Community Capital and its subsidiary, CapitalBank, in connection with the Merger; and
  the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the Merger.

The following is a summary of the voting results for each matter presented to the shareholders:

Merger

Votes For	Votes Against	Votes Abstained
8,103,121	125,039	15,214

Golden Parachute Compensation

Votes For	Votes Against	Votes Abstained
6,384,657	1,524,059	334,658

Authority to Adjourn

Votes For	Votes Against	Votes Abstained
7,874,249	305,619	63,506

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 26, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Capital Corporation
Date: October 27, 2011	By: /s/ R. WESLEY BREWER R. Wesley Brewer Chief Financial Officer, Executive Vice President, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 26, 2011